Exhibit 3.2

                                     BYLAWS
                                       of
                                 CREST VIEW INC.
                             (a Nevada corporation)

                     (as amended through September 30, 2001)

                                    ARTICLE I

                                     OFFICES

     Section 1. Registered Office. The registered office of this corporation shall be in the County of Clark, City of Henderson, State of Nevada.

     Section 2. Other Offices. The corporation may also have offices at such other places both within and without the State of Nevada as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

     Section 1. Place of Meetings. All meetings of the stock-holders for the election of directors or for any other purpose shall be held at any such place, either within or without the State of Nevada, as shall be designated from time to time by the Board of Directors and stated in the notice of meeting or in a duly executed waiver thereof.

     Section 2. Annual Meeting. An annual meeting of stockholders shall be held for the election of directors at such date, time and place, either within or without the State of Nevada, as may be designated by resolution of the Board of Directors (the "Board") from time to time. Any other proper business may be transacted at the annual meeting.

     Section 3. Special Meetings. Special meetings of the stockholders, unless otherwise prescribed by statute, may be called at any time by the Board of Directors or the Chairman of the Board, if one shall have been elected, or the President.

     Section 4. Notice of Meetings. Except as otherwise expressly required by statute, written notice of each annual and special meeting of the stockholders stating the date, place and hour of the meeting, and, in the case of a special meeting; the purpose or purposes for which the meeting is called, shall be given to each stockholder of record entitled to vote thereat not less than ten (10) or more that sixty (60) days before the date of the meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. Notice shall be given personally or by mail and, if by mail, shall be sent in a postage prepaid envelope, addressed to the stockholder at his address as it appears on the records of the Corporation. Notice by mail shall be deemed given at the time when the same shall be deposited in the United States mail, postage prepaid. Notice of

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any meeting  shall not be  required  to be given to any person who attends  such meeting, except when such person attends the meeting in person or by proxy for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, or who, either before or after the meeting, shall submit a signed written waiver of notice, in person or by proxy. Neither the business to be transacted at, nor the purpose of, an annual or special meeting of stockholders need be specified in any written waiver of notice.

     Section 5. List of Stockholders. Not less than 10 days prior to the date of any meeting of stockholders, the Secretary of the corporation shall prepare a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in his name. For a period of not less than 10 days prior to the meeting, the list shall be available during ordinary business hours for inspection by any stockholder for any purpose germane to the meeting. During this period, the list shall be kept either (a) at a place within the city where the meeting is to be held, if that place shall have been specified in the notice of meeting, or (b) if not so specified, at the place where the meeting is to be held. The list also shall be available for inspection by stockholders at the time and place of the meeting.

     Section 6. Quorum. Except as provided by law, the Certificate of Incorporation or these Bylaws, at each meeting of stockholders, the presence in person or by proxy of the holders of a majority of the issued and outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of any business. In the absence of a quorum, holders of a majority of the shares of stock entitled to vote present in person or by proxy, or, if no stockholders are present, any officer entitled to preside at or to act as secretary of the meeting, may adjourn the meeting from time to time in the manner provided in
Section 4 of Article II of these Bylaws until a quorum is present.

     Section 7. Organization. Meetings of stockholders shall be presided over by the President, or in his absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

     Section 8. Order of Business. The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.

     Section 9. Voting. Except as otherwise provided by statute or the Certificate of Incorporation, each stockholder of the Corporation shall be entitled at each meeting of the stockholders to one vote for each share of capital stock of the Corporation standing in his name on the record of stockholders of the Corporation:

          (a) on the date  fixed  pursuant  to the  provisions  of  Section 6 of
     Article V of these Bylaws as the record date for the determination of the stockholders who shall be entitled to notice of and to vote at such meeting; or

          (b) if no such record date shall have been so fixed, then at the close of business on the date next preceding the day on which notice thereof shall be given, or, if notice is


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     waived,  at the close of  business  on the date next  preceding  the day on which the meeting is held.

Each stockholder entitled to vote at any meeting of the stockholders may authorize another person or persons to act for him by a proxy signed by such stockholder or his attorney-in- fact but no proxy shall be voted after three years from its date, unless the proxy provides f or a longer period. Any such proxy shall be delivered to the secretary of the meeting at or prior to the time designated in the order of business for so delivering such proxies. when a quorum is present at any meeting, the vote of the holders of a majority of the voting power of the issued and outstanding stock of the Corporation entitled to vote thereon, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which by express provision of statute or of the Certificate of Incorporation or of these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Unless required by statute, or determined by the chairman of the meeting to be advisable, the vote on any question need not be by ballot. on a vote by ballot, each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted.

     Section 10. Inspectors. The Board may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting may, and at the request of any stockholder entitled to vote thereat shall, appoint inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. Inspectors may, but need not, be stockholders.

     Section 11. Action by Consent without a Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting. Prompt notice of the taking of any such action shall be given to those stockholders who did not consent in writing.


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

                                   ARTICLE III

                               BOARD OF DIRECTORS

     Section 1. General Powers. The business of the Corporation shall be managed by the Board of Directors. The Board of Directors may exercise all such authority and powers of the Corporation, and do all such lawful acts and things as are not by statute or the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

     Section 2. Number, Qualification, Election & Term of Directors. The business of the Corporation shall be managed by the Board of Directors. The Board of Directors shall consist of not more than fifteen nor less than one director, as fixed from time to time by resolution of the Board. The number of directors may be changed by a resolution of a majority of the directors then in office or by the stockholders, but no decrease may shorten the term of any incumbent director. Directors shall be elected at each annual meeting of stockholders by a plurality of the votes cast and shall hold office until the election and qualification of their respective successors, or if earlier, their death, resignation or removal in accordance with the provisions of Section 9 of
Article III of these Bylaws, or as otherwise provided by law or the Certificate of Incorporation.

     Section 3. Place of Meetings. Meetings of the Board of Directors shall be held at such place or places, within or without the State of Nevada, as the Board of Directors may from time to time determine or as shall be specified in the notice of any such meeting.

     Section 4. Annual and Regular Meetings. Annual meetings of the Board for the election of officers and consideration of other matters may be held either within or without the State of Nevada and shall be held either (a) without notice immediately after the annual meeting of stockholders and at the same place, or (b) as soon as practicable after the annual meeting of stockholders, on notice as provided in Section 5 of Article III of these Bylaws. Regular meetings of the Board may be held without notice at such times and places as the Board determines. If the day fixed for the regular meeting is a legal holiday, the meeting shall be held on the next business day.

     Section 5. Special Meetings. Special meetings of the Board may be held at any time and place within or without the State of Nevada whenever called by the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President or by a majority of the directors. Only business related to the purposes set forth in the notice of meeting may be transacted at a special meeting.

     Section 6. Notice of Meetings. Notice of the time and place of each special meeting of the Board, and of each annual meeting not held immediately after the annual meeting of stockholders and at the same place, shall be given to each director by mailing it to him at his residence or usual place of business at least three days before the meeting, or by delivering, telephoning or faxing it to him at least 24 hours before the meeting. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called. Notice of any adjourned meeting need not be given, other than by announcement at the meeting at which the adjournment is taken.


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

     Section 7. Quorum and Manner of Acting. A majority of the directors then in office shall constitute a quorum for the transaction of business at any meeting, except as provided in Section 7 of Article III of these Bylaws. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum is present. Action of the Board shall be authorized by the vote of a majority of the directors present at the time of the vote if there is a quorum, unless otherwise provided by law, these Bylaws or the Certificate of Incorporation.

     Section 8. Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, or in his absence, the Vice Chairman of the Board, or in his absence, the Chief Executive Officer, or in his absence, the President, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

     Section 9. Resignation and Removal of Directors. Any director may resign at any time by delivering his resignation in writing to the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President or the Secretary of the Corporation, to take effect at the time specified in the resignation, and the acceptance of a resignation, unless required by its terms, shall not be necessary to make it effective. Except as otherwise provided by law or in the Certificate of Incorporation, any or all of the directors may be removed at any time, either with or without cause, by vote of a majority of the shares then entitled to vote for the election of directors.

     Section 10. Vacancies. Any vacancy in the Board, including one created by an increase in the number of directors, may be filled by a majority vote of the remaining directors, although such majority is less than a quorum, or by a plurality of the votes cast at a meeting of the stockholders, which may be an annual meeting or a special meeting called for that purpose, and each director so elected shall hold office until the expiration of the term of the director whom he has replaced or until his successor is elected and qualified, or if earlier, his death, resignation or removal in accordance with the provisions of
Section 9 of Article III of these Bylaws, or as otherwise provided by law or the Certificate of Incorporation.

     Section 11. Compensation. Directors shall receive such compensation as the Board determines, together with reimbursement of their reasonable expenses in connection with the performance of their duties. A director also may be paid for serving the Corporation, its affiliates or subsidiaries in other capacities.

     Section 12. Committees. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, including any executive committee, each committee to consist of three or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. Except to the extent restricted by statute or the Certificate of Incorporation, each such committee, to the extent provided in the resolution creating it, shall have and may exercise all the authority of the Board of Directors. Each such committee shall serve at the pleasure of the Board of Directors and have such name as may be determined from time to time to be affixed to all papers which require it. Each such committee shall serve at the pleasure of the Board of Directors and have such name as may be determined from time


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


to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors.

     Section 13. Participation in Board or Committee Meetings by Conference Telephone. Any or all members of the Board or of any committee of the Board may participate in a meeting of the Board or of the committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.

     Section 14. Action By Consent. Unless restricted by the Certificate of Incorporation, any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board of Directors or such committee shall be filed with the minutes of the proceedings of the Board of Directors or such committee.

                                   ARTICLE IV

                                    OFFICERS

     Section 1. Number and Qualifications. The officers of the Corporation shall be elected by the Board of Directors and shall include the President, one or more vice-Presidents, the Secretary, the Treasurer, a Resident Agent and any such other officers as may be deemed necessary. If the Board of Directors wishes it may also elect other officers (including one or more Assistant Treasurers and one or more Assistant Secretaries), as may be necessary or desirable for the business of the Corporation. Any two or more offices may be held by the same person. Each officer shall hold office until the first meeting of the Board of Directors following the next annual meeting of the stockholders, and until his successors shall have been elected and shall have qualified, or until his death, or until he shall have resigned or have been removed, as hereinafter provided in these Bylaws.

     Section 2. Resignations. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors or the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of any such resignation shall not be necessary to make it effective.

     Section 3. Removal. Any officer of the Corporation may be removed, either with or without cause, at any time, by the Board of Directors at any meeting thereof.

     Section 4. Chairman of the Board. The Chairman of the Board shall be a member of the Board of Directors and, if present, shall preside at each meeting of the Board of Directors or the stockholders. The Chairman of the Board shall not be an officer of the Corporation.

     Section 5. Chief Executive Officer. The Chief Executive Officer of the Corporation shall be the chief executive officer of the Corporation, shall supervise and direct the business and affairs


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

of the Corporation, subject to the control of the Board of Directors, and shall have such other powers and duties as the Board assigns to him.

     Section 6. President. The President shall perform all duties incident to the office of President and such other duties as may from time to time be assigned to him by the Board of Directors or the Chief Executive Officer. He shall, in the absence of the Chairman of the Board or if a Chairman of the Board shall not have been elected, preside at each meeting of the Board of Directors or the stockholders.

     Section 7. Vice-Presidents. Each vice-President shall perform all such duties as from time to time may be assigned to him by the Board of Directors or the President. At the request of the President or in his absence or in the event of his inability or refusal to act, the Vice-President, or if there shall be more than one, the Vice-Presidents in the order determined by the Board of Directors (or if there be no such determination, then the vice-Presidents in the order of their election) , shall perform the duties of the President, and, when so acting, shall have the powers of and be subject to the restrictions placed upon the President in respect of the performance of such duties.

     Section 8. Treasurer. The Treasurer shall:

          (a) have charge and custody of, and be responsible for, all the funds and securities of the Corporation;

          (b) keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation;

          (c) deposit all moneys and other valuables to the credit of the Corporation in such depositaries as may be designated by the Board of Directors or pursuant to its direction;

          (d) receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever;

          (e)  disburse  the  funds  of  the   Corporation   and  supervise  the
     investments of its funds, taking proper vouchers therefor;

          (f) render to the Board of Directors, whenever the Board of Directors may require, an account of the financial condition of the Corporation; and

          (g) in general, perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors.

     Section 9. Secretary. The Secretary shall:

          (a) keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Board of Directors, the committees of the Board of Directors and the stockholders;


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          (b) see  that  all  notices  are duly  given  in  accordance  with the provisions of these Bylaws and as required by law;

          (c) be custodian of the records and the seal of the Corporation and affix and attest the seal to all certificates for shares of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

          (d) see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

          (e) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors.

     Section 10. Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as from time to time may be assigned by the Board of Directors.

     Section 11. Assistant Secretary. The Assistant Secretary, or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) , shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties as from time to time may be assigned by the Board of Directors.

     Section 12. Officers' Bonds or Other Security. If required by the Board of Directors, any officer of the Corporation shall give a bond or other security for the faithful performance of his duties, in such amount and with such surety or sureties as the Board of Directors may require.

     Section 13. Compensation. The Board may fix the officers' salaries, if any, or it may authorize the Chairman of the Board or the President to fix the salary of any other officer.

                                    ARTICLE V

                                     SHARES

     Section 1. Certificates. The Corporation's shares shall be represented by certificates in the form approved by the Board. Each certificate shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, and shall be sealed with the Corporation's seal or a facsimile of the seal. Any or all of the signatures on the certificate may be a facsimile.


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

     Section 2. Books of Account and Record of Stockholders. There shall be kept correct and complete books and records o account of all the business and transactions of the Corporation There shall also be kept, at the office of the Corporation, in the State of Nevada, or such other State as determined by the Corporation, or at the office of its transfer agent in said State, a record containing the names and addresses of all stockholders of the Corporation, the number of shares held by each, and the dates when they became the holders of record thereof.

     Section 3. Transfer of Shares. Transfer of shares of the Corporation shall be made on the records of the Corporation only upon authorization by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. The person in whose names shares shall stand on the record of stockholders of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. Whenever any transfer of shares shall be made for collateral security and not absolutely and written notice thereof shall be given to the Secretary or to a transfer agent, such fact shall be noted on the records of the Corporation.

     Section 4. Transfer Agents and Registrars. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars and may require all certificates for shares of stock to bear the signature of any of them.

     Section 5. Regulations. The Board of Directors may make such additional rules and regulations, not inconsistent with these Bylaws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the Corporation.

     Section 6. Fixing of Record Date. The Board of Directors may fix, in advance, a date not more than sixty (60) nor less than ten (10) days before the date then fixed for the holding of any meeting of the stockholders or before the last day on which the consent or dissent of the stockholders may be effectively expressed for any purpose without a meeting, as the time as of which the stockholders entitled to notice of and to vote at such meeting or whose consent or dissent is required or may be expressed for any purpose, as the case may be, shall be determined, and all persons who were stockholders of record of voting shares at such time, and no others, shall be entitled to notice of and to vote at such meeting or to express their consent or dissent, as the case may be. The Board of Directors may fix, in advance, a date not more than sixty (60) nor less than ten (10) days preceding the date fixed for the payment of any dividend or the making of any distribution or the allotment of rights to subscribe for securities of the Corporation, or for the delivery of evidence of rights or evidences of interests arising out of any change, conversion or exchange of shares or other securities, as the record date for the determination of the stockholders entitled to receive any such dividend, distribution, allotment, rights or interests, and in such case only the stockholders of record at the time so fixed shall be entitled to receive such dividend, distribution, allotment, rights or interests.

     Section 7. Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost,


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

stolen or destroyed, and the Corporation may require the owner of any lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any new certificate.

                                   ARTICLE VI

                                 INDEMNIFICATION

     Section 1. The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Corporation, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

     Section 2. The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for amounts paid in settlement to the Corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     Section 3. Any discretionary indemnification under this Article VI, unless ordered by a court or advanced pursuant to Section 4 of this Article VI, may be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:


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          (a) by the stockholders;

          (b) by the Board of Directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

          (c) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

          (d) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

     Section 4. The Corporation may pay the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation.

                                   ARTICLE VII

                                  MISCELLANEOUS

     Section 1. Dividends. Subject to statute and the Certificate of Incorporation, dividends upon the shares of the Corporation may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property or in shares of the Corporation, unless otherwise provided by statute or the Certificate of Incorporation.

     Section 2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors may, from time to time, in its absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors may think conducive to the interests of the Corporation. The Board of Directors may modify or abolish any such reserves in the manner in which it was created.

     Section 3. Seal. The corporate seal shall bear the Corporation's name and the year and state in which it was incorporated.

     Section 4. Fiscal Year. The Board, by resolution, may determine the Corporation's fiscal year. Until changed by the Board, the Corporation's fiscal year shall be the calendar year.

     Section 5. Checks, Notes, Drafts, Etc. All checks, notes, drafts or other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by such officer, officers, person or persons as from time to time may be designated by


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


the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation.

     Section 6. Execution of Contracts, Deeds, Etc. The Board of Directors may authorize any officer or officers, agent or agents, in the name and on behalf of the Corporation to enter into or, execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

     Section 7. Voting of Stocks in Other Corporations. Unless otherwise provided by resolution of the Board of Directors, or the President, from time to time, may (or may appoint one or more attorneys or agents to) cast the vote which the Board of Directors may be entitled to cast as a stockholder or otherwise in any other corporation, any of whose shares or securities may be held by the corporation, at meetings of the holders of the shares or other securities of such other corporation, or to consent in writing to any action by any such other corporation. In the event one or more attorneys or agents are appointed, the President may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent. The President may, or may instruct the attorneys or agents appointed to, execute or cause to be executed in the name and on behalf of the corporation and under its seal or otherwise, such written proxies, consents, waivers or other instruments as may be necessary or proper in the premises.

                                  ARTICLE VIII

                                   AMENDMENTS

     These Bylaws may be amended or repealed or new Bylaws may be adopted at any annual or special meeting of stockholders at which time a quorum is present or represented, by the vote of the holders of shares entitled to vote in the election of directors provided that notice of the proposed amendment or repeal or adoption of new Bylaws is contained in the notice of such meeting. These Bylaws may also be amended or repealed or new Bylaws may be adopted by the Board at any regular or special meeting of the Board of Directors, provided, however, that any Bylaw adopted, amended or repealed by the stockholders may only be amended, repealed or modified by the adoption of any new Bylaw, as the case may be, by the stockholders. Bylaws adopted by the Board of Directors may be amended or repealed by the stockholders. If any Bylaw regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of the stockholders for the election of directors the Bylaw so adopted, amended or repealed, together with a concise statement of the changes made.


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